                                                                  EXHIBIT 10.14


                              VERIDIAN CORPORATION

                    EMPLOYMENT AND CONFIDENTIALITY AGREEMENT


        THIS EMPLOYMENT AND CONFIDENTIALITY AGREEMENT ("Agreement") is entered into effective as of the 1st day of January 2001 by and between VERIDIAN CORPORATION, a Delaware corporation (the "Company"), and JERALD S. HOWE, JR. ("Executive"). The Company and Executive do hereby agree as follows:


SECTION 1.        DEFINITIONS.

        Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth for such terms in Exhibit A attached hereto and incorporated herein for all purposes. A defined term has its defined meaning throughout this Agreement and in each exhibit, attachment and schedule attached to the Agreement regardless of whether it appears before or after the place where it is defined.

SECTION 2.        EMPLOYMENT; TERM.

        2.1 Employment. The Company (or an Affiliate of the Company) shall employ Executive during the Period of Employment in accordance with the terms of this Agreement.

        2.2 Initial Term. The "Initial Term" begins on the Effective Date and ends on the last day of the sixth calendar month thereafter.

        2.3 Renewals. At the expiration of the Initial Term and on each semi-annual anniversary of such date thereafter (such date and each annual anniversary thereafter being referred to herein as a "Renewal Date"), this Agreement shall be automatically renewed for a term of six (6) months from such Renewal Date (a "Renewal Term"), unless, not less than sixty (60) days prior to such Renewal Date, written notice is given by either the Company or Executive that this Agreement shall not be renewed.

SECTION 3.        EXECUTIVE'S DUTIES AND OBLIGATIONS.

        3.1 Duties. During the Period of Employment, Executive agrees to (i) serve as Senior Vice President, General Counsel & Secretary of the Company and to perform such duties and exercise such power and authority as are normal and customary to such position and that are consistent with the responsibilities set forth in the bylaws of the Company and (ii) hold such other corporate offices to which the Board of Directors may appoint him and perform such other duties not materially inconsistent with such position as the Board of Directors may assign to Executive from time to time.




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        3.2     Devotion of Time. Executive shall devote substantially all of
Executive's business time and attention and dedicate Executive's reasonable best efforts toward the fulfillment and execution, including performance criteria, of Executive's duties pursuant to this Agreement; provided, however, Executive may on Executive's own time (i) engage in such charitable and civic matters, (ii) serve as a director of or in a comparable position with one or two other business entities not in business conflict with the Company, and (iii) manage his personal affairs and investments, so long as they do not, in the good faith determination of the Board of Directors, interfere in any material respect with the performance of his duties hereunder.

SECTION 4.        COMPENSATION

        4.1 Base Salary. For the services to be rendered by Executive hereunder during the Period of Employment, the Company shall pay Executive a base salary ("Salary") in the amount stated in Exhibit B, such Salary to be payable in bi-weekly installments. From time to time, the Company may conduct a review of Executive's Salary, giving attention to all pertinent factors including, without limitation, the performance and financial condition of the Company and the performance of Executive; and the Company shall, following such review, determine any adjustments in Executive's Salary.

        4.2 Incentive Compensation. Provided that Executive has remained continuously employed by the Company or an Affiliate of the Company from the date hereof through the end of each fiscal year of the Company during the Period of Employment, Executive shall be eligible to receive the performance-based incentive compensation initially specified in Exhibit B and, thereafter, as established by the Company at the same time and in the same manner as the Company shall establish performance objectives for its senior executives, at all times to be administered by the Company using its sound business discretion.

SECTION 5.        STOCK PURCHASE AND STOCK OPTIONS

        The Company and Executive have previously executed: (a) a Stock Purchase Agreement providing for the purchase by Executive of shares of Class B common stock of the Company and a loan from the Company for that purpose on the terms and conditions specified therein; and (b) a Stock Option Award Agreement providing for the grant to Executive of options to acquire shares of Class B common stock of the Company on the terms and conditions specified therein. Executive expressly acknowledges that these are multi-year stock purchase and stock option arrangements, not to be reproduced on an annual basis. Those Agreements are incorporated by reference and made a part hereof.



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SECTION 6.        EMPLOYEE BENEFIT PLANS

        Executive shall, on terms no less favorable to Executive than any other senior executive of the Company, have the right to become a participant or beneficiary under or pursuant to any and all Employment Benefit Plans now in force or later adopted for which Executive is eligible under the respective provisions thereof. Nothing in this Agreement shall require the Company or any Affiliate of the Company to adopt any Employee Benefit Plan and nothing in this Agreement shall prevent the Company or any Affiliate of the Company from amending, modifying or terminating any or all Employee Benefit Plans now or hereafter in force. Executive's rights under any Employee Benefit Plans now in force or later adopted shall be governed solely by its terms.

SECTION 7.        NON-COMPETITION AND CONFIDENTIALITY

        As additional consideration for the employment of Executive by the Company and in order to ensure the preservation and protection of Company good will, trade secrets, and confidential information entrusted to Executive, Executive agrees, during the Period of Employment and for a period of six (6) months after Executive's voluntary termination of employment from the Company or termination for Cause ("Six-Month Term"), to forbear from engaging in any of the activities specifically enumerated in subparagraphs 7.1 through 7.6 below, without first obtaining the written consent of Company. More specifically:

        7.1 Executive agrees to forbear during the Six-Month Term from serving as an officer or director of any Competing Enterprise, except serving as a director of a corporation with a class of equity securities registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934;

        7.2 Executive agrees to forbear during the Six-Month Term from serving, as an individual or through an Affiliate of Executive, as a partner in a partnership (except as a partner in a law firm) or joint venture of any kind with any Competing Enterprise;

        7.3 Executive agrees to forbear during the Six-Month Term from owning, directly or indirectly, any equity or beneficial interest in any Competing Enterprise, except ownership of less than five percent (5%) of the outstanding voting interests of an Entity with a class of equity interests registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934;



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        7.4     To the extent that Executive's duties and assignments with the
                Company or any Affiliate of the Company involved confidential applied research, design, or development of any product, technology, software, process, or service of the Company or any Affiliate of the Company, Executive agrees to forbear from any employment, assistance, consultation or other active participation with any Competing Enterprise during the Six-Month Term that would involve any applied research, design, or development of any similar or competing product, technology, software, process, or service for a Competing Enterprise;

        7.5 To the extent that Executive's duties and assignments with the Company or any Affiliate of the Company involved confidential strategic planning, business partnering, business development, marketing, or bid/proposal activities, Executive agrees to forbear from any employment, assistance, consultation or other active participation with any Competing Enterprise during the Six-Month Term that would involve or directly or indirectly assist (including "behind the scenes") any solicitation, business development, marketing, or bid/proposal activities with respect to any present or foreseeable prospective customer or business partner of the Company or any Affiliate of the Company as of the date of Executive's termination of employment; and

        7.6 Executive agrees to forbear, during the Six-Month Term and for an additional six (6) months thereafter, from engaging in, or directly or indirectly assisting any Competing Enterprise in, any activity to hire away any then-current employee, officer, or agent of the Company or any Affiliate of the Company.

        7.7 Executive further agrees that: (i) the aforementioned restrictions are reasonable in both scope and duration, in view of the nature and geographic reach of the business of the Company and its Affiliates, the state of the Company's technical and commercial development of the products and services of the Company and its Affiliates, the nature of the work that Executive performs for the Company or any Affiliate of the Company, Executive's knowledge of the business, of the Company and its Affiliates, and the Company's interests in preserving and protecting its goodwill, trade secrets, and confidential information; (ii) if any provision of this Section 7 shall be held or deemed to be invalid, inoperative, or




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                unenforceable for any reason, the remaining provisions of this
                Section 7 shall be reformed and construed as if such invalid, inoperative, or unenforceable provision had never been contained herein, and such invalid, inoperative, or unenforceable provision shall be reformed so that it would be valid, operative, and enforceable to the maximum extent permitted;
                (iii) money damages would not be a sufficient remedy for any breach of this Section 7, and the Company shall be entitled to enforce the provisions of this Section 7 by specific performance and injunctive relief as remedies for such breach or any threatened breach and any such remedies shall not be deemed the exclusive remedies for a breach of this Section 7 but shall be in addition to all other remedies available at law or in equity against Executive and any other party involved in such breach; and (iv) the obligations of Executive under this Section 7 are in addition to all other obligations of Executive, by contract and under law, to protect and refrain from using or disclosing to others the trade secrets and confidential information of the Company and its Affiliates. Executive waives any requirement for the Company to post a bond or provide any other security in connection with its pursuit of any remedies hereunder.

SECTION 8.        INFORMATION DISCLOSED REMAINS PROPERTY OF THE COMPANY

        All ideas, concepts, information, and written material disclosed to Executive by the Company or any Affiliate of the Company, or acquired from a customer or prospective customer of the Company or any Affiliate of the Company, are and shall remain the sole and exclusive property and proprietary information of the Company, such Affiliate of the Company or such customers, and are disclosed in confidence by the Company or such Affiliate of the Company or permitted to be acquired from such customers in reliance on Executive's agreement to maintain them in confidence and not to use or disclose them to any other Person except in furtherance of the business of the Company or any Affiliate of the Company. The ideas, concepts, information, and written material covered by this Agreement do not include such ideas, concepts, information or written material which (i) becomes or has been generally available to the public other than as a result of a disclosure by Executive or any other Person bound by a confidentiality agreement with the Company or any Affiliate of the Company,
(ii) was available to the Executive on a nonconfidential basis prior to its disclosure to Executive by the Company or any Affiliate of the Company , or
(iii) becomes available to Executive on a nonconfidential basis from a source other than the Company or any Affiliate of the Company; provided, however, that such source is not bound by a confidentiality agreement with the Company or any Affiliate of the Company.

SECTION 9.        RETURN OF MATERIAL

        Executive agrees that, at any time upon the request of the Company and in any event upon termination of employment, Executive shall turn over to the Company, and not retain any copies of, all documents, disks or other computer media, or other material in his possession or


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under his control that (i) may contain or be derived from ideas, concepts, inventions, discoveries, improvements, creations, or trade secrets and other proprietary and confidential information as set forth in Section 7 and Section 8 above, or (ii) are connected with or derived from Executive's services to the Company.

SECTION 10.       ENFORCEMENT OF COVENANTS.

        It is expressly understood and agreed by Executive that the covenants contained in Section 7, Section 8 and Section 9 represent a reasonable and necessary protection of the legitimate interests of the Company and that Executive's failure to observe and comply with his covenants and agreements therein may cause irreparable harm to the Company. It is expressly understood and agreed by Executive that it is and will continue to be difficult to ascertain the nature, scope and extent of the harm resulting from breach of these covenants and that a remedy at law for such breach by Executive will be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which the Company may have in the event of any breach of this Agreement, the Company shall be entitled, and is authorized by Executive, to demand and obtain specific performance, including without limitation all appropriate injunctive and other equitable relief against Executive in order to enforce against Executive, or to prevent any breach or any threatened breach by Executive of the covenants and agreements contained in this Agreement. Executive agrees to pay all costs and reasonable attorneys' fees incurred by the Company to enforce its rights under this Agreement, if and to the extent the Company prevails.

SECTION 11.       INDEMNIFICATION

        With respect to his services during the Period of Employment as a director, officer, employee, or agent of the Company or any Affiliate of the Company, the Company shall indemnify Executive, whether during or after the Period of Employment, to the fullest extent authorized under the Delaware General Corporation Law. If requested by Executive and subject to receipt by the Company of an undertaking by or on behalf of Executive to repay such expenses if it is ultimately determined that Executive is not entitled to be indemnified by the Company as authorized in this Section, the Company shall advance to Executive all reasonable expenses incurred by Executive in connection with any claim for indemnification hereunder to the fullest extent permitted by law (or, if applicable, reimburse Executive for any and all reasonable expenses incurred by Executive and previously paid by Executive) within ten (10) business days after such request. The Company shall be obligated from time to time at the request of Executive to make or pay such advancement or reimbursement of expenses in advance of the final disposition or conclusion of any action, suit or proceeding. Notwithstanding anything to the contrary in this Agreement, the Company's obligations under this Section shall never cease or terminate.



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SECTION 12.       TERMINATION OF EMPLOYMENT

        12.1 Termination by Company for Cause. The Company shall at all times have the right to terminate this Agreement for Cause effective immediately and without notice to Executive. The Period of Employment shall end upon such termination.

        12.2 Total Disability of Executive. The Company, by written notice to Executive, shall at all times have the right to terminate this Agreement if Executive shall experience a Total Disability. The Period of Employment shall end on the date the Total Disability is deemed to occur or on such later date as the Company, in its sole discretion, shall determine.

        12.3 Death of Executive. This Agreement shall terminate automatically upon the date of the death of Executive. The Period of Employment shall end upon such termination.

        12.4 No Renewal. This Agreement shall terminate at the end of the Initial Term or any applicable Renewal Term if either Company or Executive shall notify the other as provided in Section 2.3 that this Agreement shall not be renewed.

        12.5 Termination by Company Without Cause. The Company may, upon thirty (30) days prior written notice to Executive, terminate this Agreement without Cause.

        12.6 Termination by Executive for Good Reason. Executive may, upon thirty (30) days prior written notice to the Company, terminate this Agreement with Good Reason.

        12.7 Termination by Executive By Election Following Change of Control. Executive may, upon thirty (30) days prior written notice to the Company, given within the time period beginning one year after a Change of Control that results in the ultimate control of the Company by an Entity that does not offer Executive a position as the most senior legal officer of such Entity, and ending two years after that date, terminate this Agreement by unilateral election.

        12.8    Payments Upon Termination.

                12.8.1 If this Agreement is terminated by the Company pursuant to Section 12.1 or by Executive pursuant to Section 12.4, then the Company shall have no obligation to pay to Executive the Salary or any other compensation or benefits provided under this Agreement for any period after the date of such termination; including any bonus for the year in which such termination occurs; provided, however, that the Company shall pay to Executive, within thirty (30) days of the date of such termination, all Salary and other compensation and vested benefits accrued but unpaid as of the date of such termination.



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                12.8.2  If this Agreement is terminated pursuant to Section 12.2 or Section 12.3, then the Company shall have no obligation to pay to Executive the Salary or any other compensation or benefits provided under this Agreement for any period after the date of such termination; provided, however, that the Company shall pay to Executive, within thirty (30) days of the date of such termination, (a) all Salary and other compensation and vested benefits accrued but unpaid as of the date of such termination; and (b) an allocable portion of any incentive compensation that the Company, using its reasonable business discretion, determines would have been earned had Executive remained employed through the end the year in which such termination occurs.

                12.8.3 If this Agreement is terminated by the Company pursuant to Section 12.4 or pursuant to Section 12.5, then, in addition to the Salary earned by Executive prior to the date of such termination, the Company shall (a) pay Executive, within thirty (30) days of the date of such termination, all Salary and other compensation and vested benefits accrued but unpaid as of the date of termination, and (b) make severance payments in amounts and forms determined in accordance with the Company's severance policy for senior corporate executives then in effect, if any.

                12.8.4 If this Agreement is terminated pursuant to Section 12.6, then, in addition to the Salary earned by Executive prior to the date of such termination, the Company shall pay Executive, within thirty
        (30) days of the date of such termination, (a) all Salary and other compensation and vested benefits accrued but unpaid as of the date of termination, (b) an allocable portion of any incentive compensation that the Company, using its reasonable business discretion, determines would have been earned had Executive remained employed through the end of the year in which such termination occurs, plus two-thirds of one full year, determined pro rata based on target bonus, and (c) a lump-sum severance payment in the amount of two times Executive's annual Salary then in effect, but not less than $600,000. In addition: (d) the Company shall provide continuation of medical benefits, or a cash equivalent, for a period of two years or until Executive obtains new employment, whichever is the shorter period, (e) the Company shall pay for outplacement services for Executive for a period of one year following the date of such termination or until Executive obtains a comparable position, whichever occurs first, and (f) on the date of such termination, all rights of the Company under the Stock Purchase Agreement to repurchase the ownership interests of Executive in the Company at less than Fair Market Value (as such terms is defined in the Stock Purchase Agreement) shall expire and all unvested options to acquire stock of the Company then outstanding and held by Executive shall fully vest.

                12.8.5 If this Agreement is terminated pursuant to Section 12.7, then, in addition to the Salary earned by Executive prior to the date of such termination, the Company




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        shall pay Executive, within thirty (30) days after the date of such termination, (a) all Salary and other compensation and vested benefits accrued but unpaid as of the date of termination, (b) an allocable portion of any incentive compensation that the Company, using its reasonable business discretion, determines would have been earned had Executive remained employed through the end of the year in which such termination occurs, plus one-half of one full year, determined pro rata based on target bonus, and (c) a lump-sum severance payment in the amount of $400,000. In addition: (d) the Company shall provide continuation of medical benefits, or a cash equivalent, for a period one year or until Executive obtains new employment, whichever is the shorter period, (e) the Company shall pay for outplacement services for Executive for a period of one year following the date of such termination or until Executive obtains a comparable position, whichever occurs first, and (f) on the date of such termination, all repurchase rights of the Company under the Stock Purchase Agreement to repurchase the ownership interests of Executive in the Company at less than Fair Market Value (as such terms is defined in the Stock Purchase Agreement) shall expire and all unvested options to acquire stock of the Company then outstanding and held by Executive shall fully vest.

12.9 Obligations Surviving Termination. Upon the termination of this Agreement, all of the Company's obligations under this Agreement shall cease, except for (i) the obligation to pay the amounts provided in Section 12.7, (ii) any obligations under any Employee Benefit Plans that by their terms are payable after the date of such termination and the (iii) obligation to provide indemnification under Section 11. Upon the termination of this Agreement, all of Executive's obligations under this Agreement shall cease except for the obligations set forth in Section 7, Section 8,Section 9 and Section 10, which shall survive. The termination of this Agreement shall not increase or decrease Executive's rights under any Employee Benefit Plan.

SECTION 13.     GOVERNING LAW; CONSENT TO JURISDICTION

        THE VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF VIRGINIA WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. EACH PARTY HERETO CONSENTS TO AND HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF VIRGINIA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE NORTHERN DISTRICT OF VIRGINIA IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT THAT IS NOT OTHERWISE ARBITRATED ACCORDING TO SECTION 14 OF THIS AGREEMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH



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PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;
PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PRECLUDE THE COMPANY FROM BRINGING ANY ACTION OR PROCEEDING IN ANY OTHER FORUM FOR THE PURPOSE OF ENFORCING THE PROVISIONS OF SECTION 7, SECTION 8, SECTION 9 AND SECTION 10.

SECTION 14.       ARBITRATION

        Except with respect to the enforcement of rights provided for in Section 7, Section 8, Section 9 or Section 10, any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration to be held in Northern Virginia in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The Company agrees to advance and bear all costs and reasonable attorneys' fees incurred by Executive in connection with any claim or controversy arising out of, or relating to, Section
12. If Executive terminates this Agreement pursuant to Section 12.6 and it is later determined pursuant to this Section 14 that such termination was not based on Good Reason, but Executive could have terminated this Agreement at the time of termination pursuant to Section 12.7, then this Agreement shall be conclusively deemed to have been terminated pursuant to Section 12.7.

SECTION 15.       ASSIGNMENT; MERGER OR REORGANIZATION

        Executive may not assign any of his rights, duties or obligations hereunder without prior written consent of the Company. The rights and obligations of the Company under this Agreement may, without the consent of Executive, be assigned by the Company to any Affiliate of the Company or to any third party in connection with the merger or consolidation of the Company or any transfer of substantially all of the assets of the Company. In the event of any such assignment, this Agreement shall not be terminated but the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the assignee and the term "Company" as used herein shall thereafter refer to such assignee.

SECTION 16.       AGREEMENT READ, UNDERSTOOD, AND FAIR

        EXECUTIVE HAS CAREFULLY READ AND CONSIDERED ALL PROVISIONS OF THIS AGREEMENT AND AGREES THAT ALL OF THE RESTRICTIONS SET FORTH ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY.




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SECTION 17.       GENERAL PROVISIONS

        17.1 Notices. All notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, registered or certified United States mail, postage prepaid:

                If to Executive, addressed to the address set forth below Executive's name on the signature page of this Agreement.

                If to the Company, addressed to:

                Veridian Corporation
                1200 South Hayes Street
                Suite 1100
                Arlington, VA  22202
                Attention: Chairman

                with copies to:

                1200 South Hayes Street
                Suite 1100
                Arlington, VA  22202
                Attention:  General Counsel

         and:
                Andrews & Kurth L.L.P.
                Chase Tower
                600 Travis, Suite 4200
                Houston, Texas  77002
                Attention:  James V. Baird, Esq.

                or to such other address as either party hereto may request by notice.

        17.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

        17.3 Title and Headings. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.


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        17.4    Cumulative Rights. Each and all of the various rights, powers and remedies of the Company in this Agreement shall be considered as cumulative with and in addition to any other rights, powers or remedies of the Company, and no one of them shall be considered as exclusive of the others or as exclusive of any other rights, powers and remedies allowed by law. The exercise or partial exercise of any right, power or remedy shall neither constitute the election thereof nor the waiver of any other right, power or remedy.

        17.5 Entire Agreement; Modification. This Agreement including its Exhibits contains the entire agreement of the Company and Executive relating to the employment of Executive and supersedes all prior agreements and understandings between them relating to those matters addressed herein. This Agreement may be amended or modified so long as such amendment or modification is agreed to in writing and signed by Executive and a duly authorized officer of the Company other than Executive.

        17.6 Severability. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable, the parties hereby agree and consent that such provision shall be reformed to make it a valid and enforceable provision to the maximum extent permitted by law.

        17.7 Waiver. No provision of this Agreement shall be considered waived unless such waiver is in writing and signed by Executive and a duly authorized officer of the Company other than Executive. No waiver of any provision of this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision.

        17.8 Withholding. All payments required to be made to Executive pursuant to this Agreement shall be subject to the withholding of amounts relating to tax and other customary employee deductions in conformity with the Company's payroll policies in effect from time to time.



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        IN WITNESS WHEREOF, this Agreement is EXECUTED and EFFECTIVE as of the day and year set forth above.

                                   "THE COMPANY"

                                   VERIDIAN CORPORATION

                                   By:      /s/ DAVID H. LANGSTAFF
                                            -----------------------------------
                                   Name:    David H. Langstaff
                                            -----------------------------------
                                   Title:   President and CEO
                                            -----------------------------------

                                   "EXECUTIVE"

                                   /s/ JERALD S. HOWE, JR.
                                   -------------------------------------------
                                   Name: Jerald S. Howe, Jr.


                                   EXECUTIVE'S ADDRESS FOR PURPOSES OF NOTICES:

                                    ------------------------------------------

                                    ------------------------------------------

                                    ------------------------------------------



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                                    EXHIBIT A
                                   DEFINITIONS

        "Affiliate" means, when used with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with the Person in question. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Board of Directors" means a majority of the then elected and serving members of the Board of Directors of the Company.

        "Cause" means one or more of the following with respect to Executive:
(i) an act of personal dishonesty, taken in connection with Executive's employment responsibilities, intended to result in substantial personal enrichment or material injury to the Company or any Affiliate of the Company or both; (ii) conviction of a felony which is to Company's material economic detriment; or (iii) a willful act, taken in connection with Executive's employment responsibilities, which constitutes misconduct and results in material injury to the Company or any Affiliate of the Company (other than in connection with the death or Total Disability of Executive).

        "Change of Control" shall be deemed to have occurred upon, and shall mean:

                Prior to an IPO:

                (a) the acquisition by any Person of either (i) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Act) of more than fifty percent (50%) of each class of common stock of the Company then outstanding or (ii) the right to control the actions of the Company whether such right be in the form of a voting agreement or otherwise;

                (b) if, during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a Person who had entered into an agreement with the Company to effect a transaction described in subclause (i) or (ii) of clause (a) hereof) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board of Directors; or

                (c) if the stockholders of the Company approve a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets, or a plan of liquidation or dissolution of the Company.

                After an IPO:

                (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Act) of twenty-percent (20%) or more of either (i) the combined voting power of the then outstanding shares of all classes of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions that would otherwise qualify under clause (i) or
        (ii) shall not constitute a Change of Control:

                        (A) any acquisition by Executive or a group constituting a Person that includes both Executive or the President of the Company and at least twenty-five percent (25%) in number of the total number of individuals covered by agreements substantially similar to this Agreement before the Change in Control (an "Executive Group"), or

                        (B) any acquisition by any Entity pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clause (i) or (ii) of clause (b) of this paragraph are satisfied;

                (b) the approval by the stockholders of the Company of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by an Executive Group in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, or (ii) no Person (excluding the Company or an Executive Group) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; or

                (c) if during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a Person who had entered into an agreement with the Company to effect a transaction described in clause (i) or (ii) of clause (b) hereof) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of a least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board of Directors:

        "Company" means Veridian Corporation and any successor thereto.

        "Competing Enterprise" means any Person that is engaged within the United States in the manufacturing, producing, researching, licensing, and/or selling of any product, technology, software, process, or service to or for any customer of the Company, or any Affiliate of the Company in competition with any product, technology, software, process, or service of the Company or any Affiliate of the Company.

        "Effective Date" means the date shown in the first sentence of this Agreement.

        "Employee Benefit Plan" means any accident insurance, accidental death and dismemberment insurance, death benefit plan, dental insurance, disability benefit plan, group term life insurance plan, health and welfare plan, hospital insurance, medical insurance, relocation plan, salary continuation plan, severance plan, savings plan, split dollar life insurance program, surgical insurance, thrift plan, travel insurance, or similar plan or program of the Company or any Affiliate of the Company for the benefit of its employees, its employees' dependents and beneficiaries, or both.

        "Entity" means an association, corporation, estate, joint stock company, joint venture, limited partnership, limited liability company, partnership, trust, business trust, cooperative or association or any other organization used to carry on business or hold any equity interest in any organization used to carry on business.

        "Executive" is defined in the first paragraph.

        "Good Reason" means the occurrence of one or more of the following events:

                (a) during the time period commencing six (6) months preceding a Change of Control and ending two (2) years thereafter, any diminution in Executive's Salary or incentive compensation or any material diminution in employee benefits for the then-current year or any future year;

                (b) failure of the Company to offer Executive, on or before three (3) months after a Change of Control, material participation in a stock option or similar equity program of the Company (such material participation to be determined without regard to Executive's participation in any such program prior to such Change of Control);

                (c) during the time period commencing six (6) months preceding a Change of Control and ending two (2) years thereafter, any material (taking into account changes in corporate structure) diminution in any status, office, title, duty, authority, power or function of Executive, or the assignment of any duties or responsibilities materially inconsistent with Executive's prior position, except an isolated and insubstantial diminution or assignment that is promptly remedied following notice by Executive to the Company;

                (d) during the time period commencing six (6) months preceding a Change of Control and ending two (2) years thereafter, any required relocation of Executive outside the Washington, D.C. metropolitan area, without Executive's consent;

                (e) any breach by the Company of any of its other material obligations under this Agreement, including but not limited to any purported termination of Executive's employment in material breach of this Agreement, except an isolated and insubstantial breach that is promptly remedied following notice by Executive to the Company of the breach; or

                (f)     the bankruptcy of the Company.

        "Initial Term" is defined in Section 2.2.

        "IPO" means the first underwritten offering after the date hereof, whether primary or secondary, of common stock, options, warrants or securities convertible into or exchangeable for shares of, or rights to acquire shares of, common stock, which is registered pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended, and sold to an underwriter in a firm commitment underwriting for reoffering to the public (other than (i) a registration statement filed on Form S-4 (or any successor form), (ii) a registration statement filed on Form S-8 (or any successor form), or any other applicable form with respect to the issuance of common stock, or securities convertible into, or exchangeable for, common stock or rights to acquire common stock or such securities, issued or to be issued or granted to directors, officers or employees of the Company, and (iii) any registration statement relating to an offering of debt securities of the Company convertible or exchangeable into common stock).

        "Period of Employment" means the Initial Term and all applicable Renewal Terms, subject to an earlier termination pursuant to Section 12.

        "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits, and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa; further, the term "Person" includes any group of Persons within the meaning of Section 13(d)(3) or Section 14 (d)(2) of the Securities Act.

        "Renewal Date" is defined in Section 2.3.

        "Renewal Term" is defined in Section 2.3.

        "Salary" is defined in Section 4.1.

        "Securities Act" means the Securities Exchange Act of 1934, as amended.

        "Six-Month Term" is defined in Section 7.1.

        "Total Disability" means any mental or physical illness, condition, disability or incapacity that (i) prevents Executive from reasonably discharging required services and employment duties hereunder, (ii) is attested to in writing by a physician or a group of physicians acceptable to the Company and Executive; and (iii) continues without interruption during any period of three consecutive months. A Total Disability shall be deemed to have occurred on the last day of such applicable three-month period.

                                    EXHIBIT B

                                       TO

                          EMPLOYMENT & CONFIDENTIALITY
                                   AGREEMENT

                                      2002

                                                                 [VERIDIAN LOGO]
                                                          CORPORATE HEADQUARTERS

                                   MEMORANDUM
                                   ----------

DATE:  January 30, 2002
TO:    Jerry Howe
FROM:  David Langstaff
RE:    2002 Compensation Plan
--------------------------------------------------------------------------------
COMPENSATION

Your annual base salary as of January 1, 2002 is $275,000. Your target bonus for 2002 is $110,000. Your actual bonus will be based on the performance metrics described below, the ultimate size of the incentive compensation ("IC") pool, your performance, and on the terms of the plan approved by the Board of Directors for the year.

SIZING AND FUNDING THE CORPORATE IC POOL

The actual corporate IC pool will be created (i.e., funded) based upon three factors reflecting our 2002 financial performance:

     1. Meeting our budgeted consolidated operating profit (EBIT) targets;
     2. The absolute growth in consolidated operating profit from 2001 to 2002; and
     3. The absolute growth in consolidated revenues from 2001 to 2002.

Specifically, the actual IC pool will be determined by adding the following three percentages, and multiplying that sum by the budgeted incentive pool:

     1. 40% multiplied by: the actual rate of growth in operating profit divided by the budgeted rate of growth in operating profit, subject to a ceiling of 40%;
     2. Three (3) times the actual percentage growth in operating profit from 2001 to 2002; and
     3. Two and one-half (2-1/2) times the actual percentage growth in revenues from 2001 to 2002.

Note that there is no ceiling on the amounts calculated in points 2 and 3, above.

INDIVIDUAL ALLOCATION METHODOLOGY

Given that the IC pool will be funded based on financial performance (as described above) and our ability to accrue IC funds within our rate structure, the ultimate size of the pool will be determined by actual financial performance at year-end. Regardless as to the ultimate size of the IC pool at year end, it will be segmented into two components:

     Participation Segment (25%)
     Discretionary Segment (75%)

The participation segment reflects the fact that, while individual performance is important, we succeed or fail as a team. Twenty-five percent of the IC pool will be set aside and shared among the participants of the incentive compensation pool on a pro-rata basis based on base salary. This component is intended to underscore the fact that we must all assume responsibility for the overall performance of the company, support each other wherever possible, and work together in order to achieve success and therefore, maximize the size of the incentive compensation pool.

The discretionary segment will consist of seventy-five percent of the total IC pool, and will be based on an assessment of your contribution to the financial performance of the company, any specific financial metrics discussed with you, and your performance against your 2002 performance priorities (as previously assigned).

Please recognize that, while the funding of the IC pool is calculated based on performance, it is subject to final determination based on what can be accrued within our rate structure. We may, on occasion, find that the funding calculations suggest an IC pool that is greater than what we can accrue, due to higher than expected indirect costs in other areas. To state the obvious, we all share an objective of keeping our indirect costs within reason and budget.

The allocation of the IC pool to each individual will be done according to the guidelines presented above, but nevertheless will remain subjective, with judgments made that are not formulaic. The primary purpose of the 'Target Bonus' amount identified for you is to determine your percentage of the IC pool, assuming all performance targets (both corporate and individual) are exactly met.

GENERAL RULES

Payment will be made to you during the first quarter of 2003, after substantially final determination of the 2002 financial performance of the company. Final year-end performance numbers may be adjusted by the CEO and the Board of Directors, in their sole discretion.

All bonuses, despite metrics, remain subject to discretionary review, adjustment, and approval of the CEO and the Veridian Board of Directors. In particular, please note that:

     1. An Executive Bonus may be reduced or eliminated for serious violations by the participant of Company policy, government laws or regulations, or as disciplinary action within the Company's Self-Governance program. Such actions require the approval of the CEO and the General Counsel.

     2. The Plan focuses on the operating performance of the business. In the event significant consolidation or acquisition/divestiture activities occur during the Plan year which were not figured into the performance target, payments otherwise available under the Plan will be reviewed and may be altered with the approval of the CEO and the Board of Directors.

     3. If your employment terminates during 2002 or before final calculation of bonus payments in 2003, for any reason other than a Change of Control (as defined in the Veridian Corporation 2000 Stock Incentive
          Plan) you will not be entitled to any payment under this Plan.

     4. All bonuses are subject to funds having been accrued during 2002 to pay them. In the event that the bonus pool is insufficient to meet bonus obligations, then bonuses shall be adjusted on a pro-rata or other basis by the CEO.

2002 PRIORITIES (HOWE)

1. Continue to oversee legal, self-governance and ethics matters, bringing a greater consciousness of these matters to all employees.

2. Continue to provide high-quality, timely advice and representation to all of Veridian on both legal and business matters; continue support of CEO regarding board matters.

3. Raise our level of expertise and overall competence of contracts, moving in the direction of a (virtual) shared services capability.

4. Continue to help oversee, with P. Lacombe, M. Chavez and D. Connell, the legislative initiatives of the company; work with P. Lacombe to develop a more active (where appropriate) posture re policy issues; establish the PAC as a meaningful company resource, working with and through other members of the executive team.

5. Ensure that Veridian meets all public reporting and legal requirements on a timely and professional basis; work with CEO to ensure timely and responsive support of all board and board committee activities.

6. Working with CEO, CTO and other members of the Executive Team, support targeted IP licensing, commercialization and divestiture/spin-off projects.

7. Spend more time learning about the operations of the business by visiting different company sites and attending operations briefings; two-way communications: learn more about the business, and carry the corporate communication messages.

8. Continue to assume broad legal/senior management responsibilities as outlined in 1/19/01 memorandum.

9. Assist CEO in ensuring that the Executive Team maintains focus, traction and timely closure on key issues, support of operations, and activities for which it assumes responsibility.